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                                                                     EXHIBIT 5.1

                         [CONNER & WINTERS LETTERHEAD]

                               CONNER & WINTERS
                          A PROFESSIONAL CORPORATION

                                    LAWYERS

                            3700 FIRST PLACE TOWER
                             15 EAST FIFTH STREET
                          TULSA, OKLAHOMA 74103-4344
                                (918) 586-5711
                              FAX (918) 586-8982

                               February 16, 2001


Jameson Inns, Inc.
8 Perimeter Center East, Suite 8050
Atlanta, Georgia  30346-1604

     Re: Jameson Inns, Inc. -- Dividend Reinvestment and Stock Purchase Plan on Form S-3 (the "Registration Statement")
          ------------------------------------------

     We have acted as counsel for Jameson Inns, Inc., a Georgia corporation (the "Company"), in connection with the proposed offer and sale of up to 200,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing, we are of the opinion that the Shares to be sold have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Opinion."

                                  Yours very truly,

                                  CONNER & WINTERS,
                                  A Professional Corporation

                                  /s/  CONNER & WINTERS